Exhibit 3.1

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PHASEBIO PHARMACEUTICALS, INC.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

PhaseBio Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the laws of the State of Delaware, hereby certifies as follows:

1.        The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on January 10, 2002 under the name dT Biosciences, Inc., as amended by that certain Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on December 22, 2009 (the “Existing Certificate”).

2.        This Fifth Amended and Restated Certificate of Incorporation amends and restates the Corporation’s Existing Certificate as heretofore amended or supplemented and has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the Corporation’s directors and stockholders.

3.        The text of the Corporation’s Existing Certificate as heretofore amended or supplemented is hereby amended and restated in its entirety to read as follows:

FIRST	The name of the corporation is PhaseBio Pharmaceuticals, Inc. (the “Corporation”).

SECOND

The address of the Corporation’s registered office in the State of Delaware is 3500 South Dupont Highway, in the City of Dover, Kent County, Delaware 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

THIRD

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as the same may be amended from time to time (the “DGCL”).

FOURTH

I.        Authorized Capital. The aggregate number of shares which the Corporation shall have authority to issue is Two Hundred Fifty Six Million Three Hundred Thirty-Four Thousand Seven Hundred Seventy-Three (256,334,773) shares, consisting of One Hundred Thirty-Seven Million (137,000,000) shares of Common Stock, par value $0.001 (the “Common Stock”), and One Hundred Nineteen Million Three Hundred Thirty-Four Thousand Seven Hundred Seventy-Three (119,334,773) shares of Preferred Stock, par value $0.001, of which One Million Four Hundred Sixty-Three Thousand Two Hundred Seventy-Three (1,463,273) shares shall be designated as Series 1 Preferred Stock (the “Series 1 Preferred Stock”), one (1) share shall be designated as Series 2 Preferred Stock (the “Series 2 Preferred Stock”), Six Million Three Hundred Sixty-Six Thousand Six Hundred Sixty-Three (6,366,663) shares shall be designated as Series AA Preferred Stock (the “Series AA Preferred Stock”), Seventy Million Six Hundred Nine Thousand Four Hundred Ninety-Five (70,609,495) shares shall be designated as Series B

Preferred Stock (the “Series B Preferred Stock”), Twenty-Two Million Nine Hundred Nine Thousand Five Hundred Four (22,909,504) shares shall be designated as Series C-1 Preferred Stock (the “Series C-1 Preferred Stock”), Nine Million Six Hundred Fifty-Two Thousand Five Hundred Seven (9,652,507) shares shall be designated as Series C-2 Preferred Stock (the “Series C-2 Preferred Stock”), and Eight Million Three Hundred Thirty-Three Thousand Three Hundred Thirty (8,333,330) shares shall be designated as Series C-3 Preferred Stock (the “Series C-3 Preferred Stock”, and together with the Series C-1 Preferred Stock and the Series C-2 Preferred Stock, the “Series C Preferred Stock”, and together with the Series B Preferred Stock, the Series AA Preferred Stock, the Series 1 Preferred Stock and the Series 2 Preferred Stock, the “Preferred Stock”). Subject to Paragraph II, Section 5(a) of this Article Fourth, the Preferred Stock not otherwise designated as Series 1 Preferred Stock, Series 2 Preferred Stock, Series AA Preferred Stock, Series B Preferred Stock or Series C Preferred Stock may be issued from time to time in one or more classes or series. Subject to Paragraph II, Section 5(a) of this Article Fourth, the Board of Directors of the Corporation (the “Board”) shall have authority to the fullest extent permitted under the DGCL to adopt by resolution from time to time one or more Certificates of Designation providing for the designation of one or more classes or series of Preferred Stock and the voting powers, whether full or limited or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights and qualifications, limitations or restrictions thereof, and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the DGCL and this Certificate, as the same may be amended from time to time.

II.        Rights, Preferences, Privileges and Restrictions of Preferred Stock. The respective rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as follows:

1.          Dividends.

(a)        The holders of shares of Series C-2 Preferred Stock and Series C-3 Preferred Stock (the “Senior Series C Stock”) and Series C-1 Preferred Stock, Series B Preferred Stock and Series AA Preferred Stock (the “Senior Stock”) shall be entitled to receive on a pari passu basis among the Senior Stock and Senior Series C Stock, out of any assets legally available therefor, prior and in preference to any declaration or payment or setting aside of any dividend or other distribution (other than dividends payable in Common Stock for which appropriate adjustment is made hereunder) on (i) the Series 2 Preferred Stock, (ii) the Series 1 Preferred Stock, (iii) the Common Stock, and (iv) any other class or series of capital stock of the Corporation either specifically ranking by its terms junior to the Series B Preferred Stock or not specifically ranking by its terms senior to or on parity with the Senior Stock (the stock described in (i), (ii), (iii) and (iv) above, the “Junior Stock”), non-cumulative dividends at the rate of eight percent (8%) of (A) with respect to the Series C-1 Preferred Stock, the Series C-1 Original Purchase Price (as defined below), (B) with respect to the Series C-2 Preferred Stock, the Series C-2 Original Purchase Price (as defined below), (C) with respect to the Series C-3 Preferred

Stock, the Series C-3 Original Purchase Price (as defined below), (D) with respect to the Series B Preferred Stock, the Series B Original Purchase Price (as defined below) and (E) with respect to the Series AA Preferred Stock, the Series AA Original Price (as defined below), per annum on each outstanding share of such series of Senior Stock or Senior Series C Stock, as applicable, (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to such shares) when, as and if declared by the Board. Declared but unpaid dividends will be paid upon (x) a Liquidation Event (as defined herein), or (y) conversion of the applicable shares of Senior Stock or Senior Series C Stock to Common Stock. Any amounts to be so paid for which assets are not legally available shall be paid promptly as assets become legally available therefor.

(b)        Subject to Paragraph II, subsection 1(a), of this Article Fourth, the holders of shares of Series 1 Preferred Stock shall be entitled to receive, out of any assets legally available therefor, prior and in preference to any declaration or payment or setting aside of any dividend or other distribution (other than dividends payable in Common Stock for which appropriate adjustment is made hereunder) on the Common Stock, non-cumulative dividends at the rate of eight percent (8%) of the Series 1 Original Purchase Price (as defined below) per annum on each outstanding share of Series 1 Preferred Stock (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to such shares) when, as and if declared by the Board. Declared but unpaid dividends will be paid upon (i) a Liquidation Event (as defined herein), or (ii) conversion of the Series 1 Preferred Stock to Common Stock. Any amounts to be so paid for which assets are not legally available shall be paid promptly as assets become legally available therefor.

(c)        The holders of shares of Series 2 Preferred Stock shall not be entitled to receive any dividends or distributions.

(d)        In the event dividends are paid or distributions are made on any share of Common Stock (other than dividends payable in Common Stock for which appropriate adjustment is made hereunder), whether in cash or property, the Corporation shall pay an additional dividend or make an additional distribution on all outstanding shares of Series C Preferred Stock, Series B Preferred Stock, Series AA Preferred Stock and Series 1 Preferred Stock in a per share amount equal (on an as-if converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock.

(e)        Any dividend or distribution which is declared by the Corporation and payable with assets of the Corporation other than cash shall be valued in accordance with the provisions of subsection 2(c) below.

2.         Liquidation.

(a)        Preference.

(i)        Upon the occurrence of any Liquidation Event (as defined herein), the holders of Senior Series C Stock shall be entitled to receive on a pari passu basis among the Senior Series C Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Senior Stock or Junior Stock by reason of their ownership thereof, (a) an amount per share of Series C-2 Preferred Stock then held by them equal to the Series C-2 Original Purchase Price (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to such shares) plus any declared but unpaid dividends (the “Series C-2 Liquidation Preference”) and (b) an amount per share of Series C-3 Preferred Stock then held by them equal to the Series C-3 Original Purchase Price (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to such shares) plus any declared but unpaid dividends (the “Series C-3 Liquidation Preference” and, together with the Series C-2 Liquidation Preference, the “Senior Series C Liquidation Preference”). If, upon the occurrence of the Liquidation Event, the assets and funds thus distributed among the holders of the Senior Series C Stock shall be insufficient to permit the payment to such holders of the full Senior Series C Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Senior Series C Stock in proportion to the relative Senior Series C Liquidation Preference each such holder is otherwise entitled to receive.

(ii)        Upon the occurrence of any Liquidation Event and after payment in full of the Senior Series C Liquidation Preference, the holders of Senior Stock shall be entitled to receive on a pari passu basis among the Senior Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Stock by reason of their ownership thereof, (a) an amount per share of Series AA Preferred Stock then held by them equal to the Series AA Original Purchase Price (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to such shares) plus any declared but unpaid dividends (the “Series AA Liquidation Preference”), (b) an amount per share of Series B Preferred Stock then held by them equal to the Series B Original Purchase Price (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to such shares) plus any declared but unpaid dividends (the “Series B Liquidation Preference”) and (c) an amount per share of Series C-1 Preferred Stock then held by them equal to the Series C-1 Original Purchase Price (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to such shares) plus any declared but unpaid dividends (the “Series C-1 Liquidation Preference”, and, together with the Series AA Liquidation Preference and the Series B Liquidation Preference, the “Senior Liquidation Preference”). If, upon the occurrence of the Liquidation Event, the assets and funds thus distributed among the holders of the Senior Stock shall be insufficient to permit the payment to such holders of the full Senior Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Senior Stock in proportion to the relative Senior Liquidation Preference each such holder is otherwise entitled to receive.

(iii)        Upon the occurrence of any Liquidation Event and after payment in full of the Senior Series C Liquidation Preference and the Senior Liquidation Preference, the holders of Series 2 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series 1 Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share of Series 2 Preferred Stock then held by them equal to two hundred fifty thousand dollars ($250,000) (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to such shares) divided by the total number of shares of Series 2 Preferred Stock then outstanding (the “Series 2 Liquidation Preference”); provided, however, that in no event shall the aggregate Series 2 Liquidation Preference exceed two hundred fifty thousand dollars ($250,000). If, after payment in full of the Senior Series C Liquidation Preference and Senior Liquidation Preference, the assets and funds thus distributed among the holders of the Series 2 Preferred Stock shall be insufficient to permit the payment to such holders of the full Series 2 Liquidation Preference, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series 2 Preferred Stock in proportion to the relative Series 2 Liquidation Preference each such holder is otherwise entitled to receive.

(iv)        Upon the occurrence of any Liquidation Event and after payment in full of the Senior Series C Liquidation Preference, Senior Liquidation Preference and Series 2 Liquidation Preference set forth above, the holders of Series 1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share of Series 1 Preferred Stock then held by them equal to the Series 1 Original Purchase Price (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to such shares) plus any declared but unpaid dividends (the “Series 1 Liquidation Preference”). If, after payment in full of the Senior Series C Liquidation Preference, Senior Liquidation Preference and the Series 2 Liquidation Preference, the assets and funds thus distributed among the holders of the Series 1 Preferred Stock shall be insufficient to permit the payment to such holders of the full Series 1 Liquidation Preference, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series 1

Preferred Stock in proportion to the relative Series 1 Liquidation Preference each such holder is otherwise entitled to receive. As used herein the term “Liquidation Preference” refers to the Series C-1 Liquidation Preference as applicable to the Series C-1 Preferred Stock, the Series C-2 Liquidation Preference as applicable to the Series C-2 Preferred Stock, the Series C-3 Liquidation Preference as applicable to the Series C-3 Preferred Stock, the Series B Liquidation Preference as applicable to the Series B Preferred Stock, the Series AA Liquidation Preference as applicable to the Series AA Preferred Stock, the Series 1 Liquidation Preference as applicable to the Series 1 Preferred Stock and the Series 2 Liquidation Preference as applicable to the Series 2 Preferred Stock.

(v)        Upon the completion of the distributions required by Sections 3(a)(i), 3(a)(ii), 3(a)(iii) and 3(a)(iv) above, the remaining assets of the Corporation available for distribution shall be distributed ratably to the holders of the then outstanding Common Stock, Series C Preferred Stock, Series B Preferred Stock, Series AA Preferred Stock and Series 1 Preferred Stock; provided that each holder of Series C Preferred Stock, Series B Preferred Stock, Series AA Preferred Stock and Series 1 Preferred Stock shall be deemed for this purpose to hold that number of shares of Common Stock into which such holder’s shares of Series C Preferred Stock, Series B Preferred Stock, Series AA Preferred Stock or Series 1 Preferred Stock, as the case may be, were convertible immediately prior to the Liquidation Event.

(b)         Deemed Liquidations. Unless waived in any specific instance by the holders representing at least sixty percent (60%) of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, a “Liquidation Event” shall be defined as any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and shall be deemed to be occasioned by, or to include, (1) the direct or indirect acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) unless the Corporation’s stockholders of record as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of securities issued as consideration for the Corporation’s acquisition or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity; or (2) the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the assets of the Corporation and the Corporation’s subsidiaries, taken as a whole.

(c)         Distributions of Property. If the consideration received by the Corporation or its stockholders (“Proceeds”) is other than cash or evidences of indebtedness (for which the value thereof shall be deemed to be the principal amount thereof), its value will be deemed its fair market value, determined as follows:

(i)         Any securities (including any acquiring entity securities) included in the Proceeds shall be valued as follows:

(A)        If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty (20) trading day period ending three (3) trading days prior to the closing of the Liquidation Event;

(B)        If actively traded over the counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading day period ending three (3) trading days prior to the closing of the Liquidation Event; and

(C)        If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board, on the date such determination is made.

(ii)         Any Proceeds other than cash, evidences of indebtedness, and securities shall have the fair market value of such Proceeds as determined in good faith by the Board on the date such determination is made.

(iii)         The foregoing methods for valuing Proceeds to be distributed or delivered in connection with a Liquidation Event shall, upon approval by the shareholders of the definitive agreements governing the Liquidation Event, be superseded by any determination of such value set forth in the definitive agreements governing such Liquidation Event.

(d)        Allocation of Escrow and Contingent Payments. In the event of a Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the agreement or plan of merger or consolidation shall provide that (i) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with this Section 2 as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event and (ii) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Section 2 after taking into account the previous payment of the Initial Consideration (and other payment previously distributed pursuant to this subsection (d)) as part of the same transaction.

3.         Redemption.

(a)        The holders of at least sixty percent (60%) of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common

Stock basis, shall be entitled to require the Corporation to redeem all of the then outstanding shares of Preferred Stock at any time on or after the date that is five (5) years after the date on which a share of the Series C-1 Preferred Stock was first issued (such redemption being a “Redemption”). The Redemption shall commence twenty (20) days after the date that written notice requesting such Redemption and signed by the requisite number of holders to cause a Redemption is received by the Corporation (such date of receipt being the “Redemption Notice Date”) On the date which is twenty (20) days following the Redemption Notice Date (the “Redemption Date”); the Corporation shall redeem all of the shares of Preferred Stock then outstanding.

(b)        Upon the surrender to the Corporation of the certificate or certificates representing the shares of Preferred Stock to be redeemed, the holders of Preferred Stock shall be entitled to receive from the Corporation an amount in cash for each share of Preferred Stock (the “Redemption Price”) equal to the greater of (i) the Liquidation Preference applicable to such shares of Preferred Stock (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like), plus any declared but unpaid dividends on such shares of Preferred Stock, or (ii) the then fair market value of such shares of Preferred Stock (as determined by an independent third party selected by the holders of at least sixty percent (60%) of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, and consented to in writing by the Corporation, such consent not to be unreasonably withheld), in each case as of the Redemption Notice Date; provided that the Corporation shall the reasonable, documented costs associated with such independent third party.

(c)        At least twenty (20) days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the outstanding Preferred Stock, at the address last shown on the records of the Corporation for such holder, notifying such holder of the offer of redemption to be effected, specifying the number and class of shares that shall be redeemed from such holder, the date and price of such redemption, the place at which payment may be obtained and directing such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed (each, a “Redemption Notice”). Except as provided in subsection 3(d) below, on or after the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing the shares to be redeemed, in the manner, and at the place designated in the Redemption Notice, and thereupon the Redemption Price of each such share shall be paid to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.

(d)        From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Preferred Stock to be redeemed upon such Redemption Date (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem (i) prior and in preference to any payment with respect to the Senior Stock or Junior Stock, the maximum possible number of shares of Senior Series C Stock divided ratably among the holders of such shares based upon the Redemption Price that would have been paid to such holders if the funds of the Corporation legally available therefore had been sufficient to redeem all outstanding shares of Senior Series C Stock, (ii) after redemption of all outstanding shares of Senior Series C Stock, but prior and in preference to any payment with respect to the Junior Stock, the maximum possible number of shares of Senior Stock divided ratably among the holders of such shares based upon the Redemption Price that would have been paid to such holders if the funds of the Corporation legally available therefore had been sufficient to redeem all outstanding shares of Senior Stock, (iii) after redemption of all outstanding shares of Senior Series C Stock and Senior Stock, but prior and in preference to any payment with respect to the Series 2 Preferred Stock, the maximum possible number of shares of Series 1 Preferred Stock divided ratably among the holders of such shares based upon the Redemption Price that would have been paid to such holders if the funds of the Corporation legally available therefore had been sufficient to redeem all outstanding shares of Series 1 Preferred Stock, and (iv) after redemption of all outstanding shares of Senior Series C Stock, Senior Stock and Series 1 Preferred Stock, the maximum possible number of shares of Series 2 Preferred Stock, divided ratably among the holders of such shares based upon the Redemption Price that would have been paid to such holders if the funds of the Corporation legally available therefore had been sufficient to redeem all outstanding shares of Series 2 Preferred Stock. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock, such funds will be used to redeem, in accordance with this subsection 3(d), the balance of the shares that the Corporation has become obliged to redeem on the Redemption Date but that it has not redeemed.

(e)        Any shares of Preferred Stock which are redeemed or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or transferred If fewer than the total number of shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Preferred Stock will be issued to the holder thereof without cost to such holder within five (5) days after surrender of the certificate representing the redeemed shares.

(f)        Upon the prior written approval of the holders of at least sixty percent (60%) of the then outstanding shares of Preferred Stock, voting together on an as-

converted to Common Stock basis, upon election of the holders of a majority of the outstanding Series 2 Preferred Stock, the Corporation shall redeem all outstanding shares of Series 2 Preferred Stock by paying therefor in cash the aggregate amount of one hundred twenty five thousand dollars ($125,000), divided ratably such that each such share receives the same amount (the “Series 2 Redemption Price”). The payment of the Series 2 Redemption Price shall have priority over payment of any dividends or distributions made pursuant to subsections 2(a)(iv) and 2(a)(v) above.

4.         Conversion. The holders of the Preferred Stock shall have conversion rights as follows:

(a)        Right to Convert. Each share of Series C Preferred Stock, Series B Preferred Stock, Series AA Preferred Stock and Series 1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing, (i) in the case of the Series C-1 Preferred Stock, $0.873 (the “Series C-1 Original Purchase Price”), plus any declared but unpaid dividends, by the Series C-1 Conversion Price (as defined below) in effect on the date the certificate is surrendered for conversion, (ii) in the case of the Series C-2 Preferred Stock, $1.036 (the “Series C-2 Original Purchase Price”), plus any declared but unpaid dividends, by the Series C-2 Conversion Price (as defined below) in effect on the date the certificate is surrendered for conversion, (iii) in the case of the Series C-3 Preferred Stock, $1.20 (the “Series C-3 Original Purchase Price”), plus any declared but unpaid dividends, by the Series C-3 Conversion Price (as defined below) in effect on the date the certificate is surrendered for conversion, (iv) in the case of the Series B Preferred Stock, $0.873 (the “Series B Original Purchase Price”), plus any declared but unpaid dividends, by the Series B Conversion Price (as defined below) in effect on the date the certificate is surrendered for conversion, (v) in the case of the Series AA Preferred Stock, $1.20 (the “Series AA Original Purchase Price”), plus any declared but unpaid dividends, by the Series AA Conversion Price (as defined below) in effect on the date the certificate is surrendered for conversion, and (vi) in the case of the Series 1 Preferred Stock, $0.36 (the “Series 1 Original Purchase Price”), plus any declared but unpaid dividends, by the Series 1 Conversion Price in effect on the date the certificate is surrendered for conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of the Series C-1 Preferred Stock without the payment of additional consideration by the holder thereof (the “Series C-1 Conversion Price”) shall initially be equal to the Series C-1 Original Purchase Price. The conversion price at which shares of Common Stock shall be deliverable upon conversion of the Series C-2 Preferred Stock without the payment of additional consideration by the holder thereof (the “Series C-2 Conversion Price”) shall initially be equal to the Series C-2 Original Purchase Price. The conversion price at which shares of Common Stock shall be deliverable upon conversion of the Series C-3 Preferred Stock without the payment of additional consideration by the holder thereof (the “Series C-3 Conversion Price”) shall initially be equal to the Series C-3 Original Purchase Price. The conversion price at which shares of

Common Stock shall be deliverable upon conversion of the Series B Preferred Stock without the payment of additional consideration by the holder thereof (the “Series B Conversion Price”) shall initially be equal to the Series B Original Purchase Price. The conversion price at which shares of Common Stock shall be deliverable upon conversion of the Series AA Preferred Stock without the payment of additional consideration by the holder thereof (the “Series AA Conversion Price”) shall initially be equal to the Series AA Original Purchase Price. The conversion price at which shares of Common Stock shall be deliverable upon conversion of the Series 1 Preferred Stock without the payment of additional consideration by the holder thereof (the “Series 1 Conversion Price”) shall initially be equal to the Series 1 Original Purchase Price. (The Series C-1 Conversion Price, Series C-2 Conversion Price, Series C-3 Conversion Price, Series B Conversion Price, Series AA Conversion Price and Series 1 Conversion Price are sometimes referred to collectively as the “Conversion Prices” and individually as a “Conversion Price”). The Series C-1 Conversion Price, Series C-2 Conversion Price, Series C-3 Conversion Price, Series B Conversion Price, Series AA Conversion Price and Series 1 Conversion Prices shall be subject to adjustment as set forth in subsection 4(b) below. The holders of Series 2 Preferred Stock shall not have any voluntary conversion rights.

(b)         Automatic Conversion.

(i)          Each share of Series C Preferred Stock, Series B Preferred Stock, Series AA Preferred Stock and Series 1 Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price then in effect (as determined in accordance with the applicable provisions of subsections 4(a) above and 4(d) below), immediately upon the earlier of:

(A)        immediately prior to the closing of the Corporation’s sale of its Common Stock in a firm commitment public offering underwritten by a nationally recognized underwriter satisfactory to the holders of at least sixty percent (60%) of the outstanding shares of Preferred Stock (on an as-converted to Common Stock basis) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the public offering price per share of which is not less than $2.619 (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like) and with aggregate net proceeds of at least $30,000,000 (a “Qualified Public Offering”); or

(B)        the date specified by written consent or agreement of the holders representing at least sixty percent (60%) of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis.

(ii)        Immediately prior to the closing of a Qualified Public Offering, the shares of Series 2 Preferred Stock shall automatically be converted on a pro rata basis into that number of shares of Common Stock determined by dividing One Hundred Twenty Five Thousand Dollars ($125,000) by the initial offering price of the Qualified Public Offering as stated in the final prospectus for the Qualified Public Offering.

(iii)        If the Second Tranche Closing or Third Tranche Closing (as defined therein) occurs pursuant to that certain Series C Preferred Stock Purchase Agreement, dated on or about February 26, 2015 (the “Purchase Agreement”), and any holder of Series C Preferred Stock fails to purchase that number of shares of Series C Preferred Stock set forth opposite such holder’s name on Schedule 1 to the Purchase Agreement in such Second Tranche Closing or Third Tranche Closing (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like), the Corporation shall give such holder written notice thereof pursuant to the terms of the Purchase Agreement. If the holder fails to purchase such number of shares of Series C Preferred Stock within thirty (30) business days of deemed receipt of such written notice pursuant to the terms of the Purchase Agreement, then, as the sole and exclusive liability of such holder for such failure to purchase such number of shares of Series C Preferred Stock, each share of Series C Preferred Stock originally purchased by such holder shall automatically, and without any further action on the part of such holder, be converted into shares of Common Stock at the Series C Conversion Price in effect immediately prior to the consummation of such Second Tranche Closing or Third Tranche Closing, as applicable (a “Special Mandatory Conversion”).

Upon the occurrence of an automatic conversion event, including a Special Mandatory Conversion, the outstanding shares of affected Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of affected Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of an automatic conversion event, including a Special Mandatory Conversion, the holders of affected Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the affected Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of affected Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

(c)        Mechanics of Voluntary Conversion. Before any holder of Series C Preferred Stock, Series B Preferred Stock, Series AA Preferred Stock or Series 1 Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, Series B Preferred Stock, Series AA Preferred Stock or Series 1 Preferred Stock, as applicable, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall issue and deliver at such office to such holder of Series C Preferred Stock, Series B Preferred Stock, Series AA Preferred Stock or Series 1 Preferred Stock, as the case may be, or to the nominee or nominees of such holder, within ten (10) business days after delivery of the certificate or certificates representing the converted shares, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock, Series B Preferred Stock, Series AA Preferred Stock or Series 1 Preferred Stock, as the case may be, to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(d)         Adjustment of Conversion Price.

The Conversion Prices from time to time in effect shall be subject to adjustment from time to time as follows.

(i)        Stock Splits, Dividends and Combinations. In the event the Corporation shall at any time subdivide the outstanding shares of Common Stock or shall issue a dividend in Common Stock on its outstanding Common Stock, the applicable Conversion Prices for the Series C Preferred Stock, Series B Preferred Stock, Series AA Preferred Stock and Series 1 Preferred Stock in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock into a lesser number of shares of Common Stock, the applicable Conversion Price for such series of Preferred Stock in effect immediately prior to such combination shall be proportionately increased, concurrently with the effectiveness of such subdivision, dividend or combination, as the case may be.

(ii)        Non-cash Dividends, Stock Purchase Rights, Capital Reorganizations and Dissolutions. In the event:

(A)        the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or any other distribution, payable otherwise than in cash or

(B)        the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

(C)        of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation that is not a Liquidation Event or conveyance of all or substantially all of the assets of the Corporation to another corporation that is not a Liquidation Event;

then, and in any such case, the Corporation shall cause to be mailed to the transfer agent for the Preferred Stock and to the holders of record of the outstanding Preferred Stock, at least ten (10) days prior to the date hereinafter specified, a notice stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights or (ii) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

(iii)        Issuances at Less than the Conversion Price. If, after the Series C-1 Initial Issue Date, the Corporation shall issue or sell:

(A)        Common Stock for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale; or

(B)        any Stock Purchase Rights where the consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the Series B Conversion Price in effect immediately prior to the time of the issue or sale of such Stock Purchase Rights; or

(C)        any Convertible Securities where the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Series B Conversion Price in effect immediately prior to the time of the issue or sale of such Convertible Securities:

other than an issuance of Common Stock pursuant to subsection 5(d)(vii) hereof (any such issuance shall be referred to hereinafter as a “Dilutive Issuance”), then forthwith upon such issue or sale, each applicable Conversion Price then in effect shall be reduced to a price (calculated to the nearest cent) determined by the following formula:

CP1 = CP *	N+C
N+AS

where:

CP1	=	the Conversion Price as so adjusted;

CP	=	the Conversion Price immediately prior to the Dilutive Issuance;

N	=

the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance (or deemed issuance) assuming conversion or exercise of all outstanding Convertible Securities and Stock Purchase Rights;

C	=

the number of shares of Common Stock that the aggregate Consideration Received or Deemed to be Received by the Corporation for the total number of additional securities so issued or deemed to be issued in the Dilutive Issuance would purchase if the purchase price per share were equal to the then-existing applicable Conversion Price;

AS	=	the number of shares of Common Stock so issued or deemed to be issued in the Dilutive Issuance.

Notwithstanding the foregoing, (I) no Conversion Price shall at such time be reduced if such reduction would be an amount less than $0.0001, but any such amount shall be carried forward and deduction with respect thereto made at the time of and together with any subsequent reduction that, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.0001 or more and (II) no reduction to the Series AA Conversion Price or the Series 1 Conversion Price shall be in greater proportion than the reduction to the Series B Conversion Price resulting from the same Dilutive Issuance.

(iv)        For purposes of this Section 4(d), the following provisions will be applicable:

(A)        “Convertible Securities” shall mean evidences of indebtedness, shares of stock (including, without limitation, the Preferred Stock) or other securities that are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock.

(B)        “Initial Issue Date” shall mean, unless a particular series is expressly specified, with respect to a particular series of Preferred Stock, the date on which a share of such series of Preferred Stock was first issued.

(C)        “Stock Purchase Rights” shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities.

(D)        Convertible Securities and Stock Purchase Rights shall be deemed outstanding and issued or sold at the time of such issue or sale.

(v)        Determination of Consideration. The “Consideration Received or Deemed to be Received” by the Corporation for the issuance, sale, grant or assumption of shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

(A)        Cash Payment. In the case of cash, the net amount received by the Corporation after deduction of any accrued interest or dividends and before deducting any expenses paid or incurred and any underwriting commissions or concessions paid or allowed by the Corporation in connection with such issue or sale;

(B)        Non-cash Payment. In the case of consideration other than cash, the fair market value of such consideration, which shall not include the value of any Convertible Securities being converted or exchanged, as determined by the Board of Directors in good faith, after deducting any accrued interest or dividends; and

(C)        Stock Purchase Rights and Convertible Securities. The total consideration, if any, received by the Corporation as consideration for the issuance of the Stock Purchase Rights or the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities as the case may be, in each case after deducting any accrued interest or dividends.

(vi)        Readjustment of Conversion Price. In the event of any change in (A) the consideration, if any, payable upon exercise of any Stock Purchase

Rights or upon the conversion or exchange of any Convertible Securities or (B) the rate at which any Convertible Securities are convertible into or exchangeable for shares of Common Stock, the applicable Conversion Price as computed upon the original issue thereof shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed purchase price, consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any Stock Purchase Rights not exercised or of any right to convert or exchange under any Convertible Securities not exercised, the applicable Conversion Price then in effect shall forthwith be increased to the applicable Conversion Price that would have been in effect at the time of such expiration had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of an applicable Conversion Price pursuant to this Subsection 4(d) shall increase the applicable Conversion Price by an amount in excess of the adjustment originally made to the Conversion Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities or require any adjustment to the amount paid or number of shares of Common Stock received by any holder of Preferred Stock upon any conversion of any share of Preferred Stock prior to the date upon which such readjustment to the Conversion Price shall occur.

(vii)        Exclusions. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of any Conversion Price in the case of (collectively referred to herein as the “Excluded Securities”):

(A)        the issuance of Common Stock upon conversion of any of the Preferred Stock, or as a dividend or distribution on the Preferred Stock,

(B)        the issuance or sale of Common Stock or grant of Stock Purchase Rights to employees or directors of, or consultants to, the Corporation not to exceed 12,260,641 shares of Common Stock (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like) pursuant to an equity incentive plan approved by the Board (the “Incentive Plan”),

(C)        the issuance of Common Stock to Duke University (“Duke”) pursuant to that certain License Agreement, dated October 18, 2006, between the Corporation and Duke (the “Duke License”),

(D)        the issuance or sale of shares or options to purchase such shares to the extent the holders of at least sixty percent (60%) of the then outstanding shares of Preferred Stock, voting together on an as-converted to Common Stock basis, waive the right to an adjustment; provided, however, that if any such waiver of adjustment does not apply to the Conversion Price of each applicable series of Preferred Stock, holders of at least a majority of the then outstanding shares of each series of Preferred Stock for which the adjustment is to be waived must also waive the right to an adjustment,

(E)        shares, in the aggregate not to exceed five percent (5%) of the total number of outstanding shares of the Corporation’s Common Stock on an as-converted basis, issued to financial lending institutions or equipment lessors pursuant to equipment financing arrangements, provided that such equipment financing arrangement is approved by the holders of at least sixty percent (60%) of the then outstanding Preferred Stock, voting together on an as-converted to Common Stock basis,

(F)        shares issued by the Corporation in connection with the acquisition of or, merger or consolidation with, or purchase of all or substantially all of the assets of a bona fide operating company pursuant to a plan, agreement, or other written arrangement approved by the Board of Directors, provided that any of the foregoing is approved by the holders of at least sixty percent (60%) of the then outstanding Preferred Stock, voting together on an as-converted to Common Stock basis,

(G)        the issuance of up to 28,125 shares of Common Stock (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to such shares) upon the exercise of certain warrants issued to the North Carolina Biotechnology Center on July 7, 2005 and June 15, 2006,

(H)        the issuance of up to 16,667 shares of Series AA Preferred Stock (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like) upon the exercise of certain warrants issued to SVB Financial Group on March 7, 2008 (as amended on November 19, 2008), or

(I)        the issuance of up to 1,446,515 shares of Series B Preferred Stock (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to such shares) upon the exercise of warrants (and the conversion of any shares issuable upon exercise of the warrants).

The issuances or sales described in the preceding clauses (A), (B), (C), (D), (E), (F), (G), (H) or (I) shall be ignored for purposes of calculating any adjustment to any Conversion Price.

Upon the occurrence of each adjustment or re-adjustment of the Conversion Price pursuant to this Section 4(d), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof, and prepare and furnish to each holder of Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written notice at any time of any holder of Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth such adjustment or readjustment, the applicable Conversion Price at the time in effect, and the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder’s shares.

(e)        Merger, Consolidation and Sale of Assets. If the Corporation shall at any time merge or consolidate with or into another corporation (other than where the Corporation is the surviving corporation and there is no reclassification or change in the Common Stock or other securities into which Preferred Stock may be converted) or shall sell all or substantially all of its properties and assets to any other person, then, as a part of such merger, consolidation or sale, provision shall be made to assure that each holder of Preferred Stock shall thereafter be entitled to receive, upon conversion of the Preferred Stock, the kind and amount of shares of stock and other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, that the holder of that number of shares of Common Stock (or other securities) into which the Preferred Stock held by such holder shall be convertible immediately prior to such merger, consolidation or sale would be entitled to receive on such merger, consolidation or sale.

(f)        Other Distributions. If the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(ii), then, in each such case for the purpose of this Section 4(f), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution

(g)        Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2), provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price(s) then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(h)         No Fractional Shares and Certificate as to Adjustments.

(i)        No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share (with one-half being rounded upward). Whether or not fractional shares are considered in calculating the number of shares to be issued upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii)        Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the applicable Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

(i)         Notices of Record Date. In the event of (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (ii) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than 50% of the Corporation’s voting stock immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of 50% of the Corporation’s voting stock is transferred (an “Acquisition”) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, or any sale, lease or other disposition of all or substantially all of the assets of the Corporation, (an “Asset Transfer”), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation; the Corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(j)        Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Fifth Amended and Restated Certificate of Incorporation of the Corporation.

(k)        Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if personally delivered, sent by facsimile, or deposited in the United States mail, postage prepaid, or with a recognized national courier service and addressed to each holder of record at his or her address appearing on the books of the Corporation.

5.         Voting Rights; Board of Directors.

(a)        Except as otherwise expressly provided by law or by Article Fourth, Paragraph II, Section 6(e) below, the holders of the Series 2 Preferred Stock shall have no voting rights. Except as otherwise expressly provided herein or by law, the holder of each share of Preferred Stock (other than the Series 2 Preferred Stock) shall have the right to one vote for each share of Common Stock into which such share of Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meetings in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with the holders of the Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted)

shall be rounded to the nearest whole number (with one-half being rounded upward).

(b)         The Board of Directors shall consist of no more than ten (10) members. For so long as any shares of Preferred Stock remain outstanding, at any annual or special meeting, or pursuant to any consent or any other action taken, for the purpose of electing members to the Board of Directors:

(i)        the holders of a majority of the outstanding shares of Series C Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect one member of the Board of Directors (the “Series C Director”) and to remove from office, with or without cause, such Series C Director;

(ii)        the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class shall be entitled to elect two (2) members of the Board of Directors (the “Series B Directors”) and to remove from office, with or without cause, such Series B Directors;

(iii)        the holders of a majority of the outstanding shares of Series AA Preferred Stock, voting as a separate class shall be entitled to elect two (2) members of the Board of Directors (the “Series AA Directors”), and to remove from office, with or without cause, such Series AA Directors;

(iv)        the holders of a majority of the then outstanding shares of Series 1 Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors (the “Series 1 Director”), and to remove from office, with or without cause, the Series 1 Director;

(v)        the holders of a majority of the then outstanding shares of Common Stock, voting as a separate class shall be entitled to elect two (2) members of the Board of Directors (the “Common Stock Directors”), and to remove from office, with or without cause, such Common Stock Directors; and

(vi)        the holders of a majority of the outstanding shares of (x) Series C Preferred Stock, Series B Preferred Stock, Series AA Preferred Stock, Series 1 Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, and (y) Common Stock, each voting as separate class, shall be entitled to elect two (2) members of the Board of Directors (the “Independent Directors”), and to remove from office, with or without cause, such Independent Directors.

At any meeting held for the purpose of electing directors, (i) the presence in person or by proxy of the holders of a majority of the aggregate number of shares of Series C Preferred Stock then outstanding shall constitute a quorum of the Series C Preferred Stock for the election of the Series C Directors, (ii) the presence in person or by proxy of the holders of a majority of the aggregate number of shares of Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the election of the Series B Directors, (iii) the presence in person or by proxy of the holders of a majority of the aggregate number of shares of Series AA Preferred Stock then outstanding shall constitute a quorum of the Series AA Preferred Stock for the election of the Series AA Directors, (iv) the presence in person or by proxy of the holders of a majority of the aggregate number of shares of Series 1 Preferred Stock then outstanding shall constitute a quorum of the Series 1 Preferred Stock for the election of the Series 1 Director, (v) the presence in person or by proxy of the holders of a majority of the aggregate number of shares of the Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of the Common Stock Directors and for the election of all directors in the event no Preferred Stock is then outstanding and (vi) the presence in person or by proxy of the holders of a majority of the aggregate number of shares of the (x) Series 1 Preferred Stock, Series AA Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and (y) Common Stock outstanding, voting as a single class, shall constitute a quorum for the election of the Independent Director.

A vacancy of: (i) the Series C Director position or shall be filled only by the vote of the holders of Series C Preferred Stock as provided above in Section 5(b)(i) above, (ii) any Series B Director position or shall be filled only by the vote of the holders of Series B Preferred Stock as provided above in Section 5(b)(ii) above, (iii) any Series AA Director position or shall be filled only by the vote of the holders of Series AA Preferred Stock as provided above in Section 5(b)(iii) above, (iv) any Series 1 Director position shall be filled only by the vote of the holders of Series 1 Preferred Stock as provided above in Section 5(b)(iv) above, (v) the Common Stock Director positions shall be filled only by the vote of the holders of the Common Stock as provided above in Section 5(b)(v) above, and (vi) any Independent Director position shall be filled only by the vote of the holders of (x) Series C Preferred Stock, Series B Preferred Stock, Series AA Preferred Stock and Series 1 Preferred and (y) Common Stock as provided above in Section 5(b)(vi) above.

6.         Protective Provisions.

(a)        So long as any shares of Preferred Stock remain outstanding (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like), the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty percent (60%) of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, whether by merger, consolidation, recapitalization, reorganization, reclassification, amendment or otherwise:

(i)        authorize, approve, cause or permit to occur any Liquidation Event;

(ii)        amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock that adversely affects or could adversely affect the preferences, special rights or other powers or privileges of the Preferred Stock;

(iii)        authorize or issue or obligate itself to issue (including, without limitation, by reclassification of shares of Junior Stock or otherwise) any new class or series of stock, or any other equity securities, or any other securities convertible into or exchangeable or exercisable for equity securities of the Corporation with rights, privileges or preferences senior to or pari passu with the Senior Series C Stock;

(iv)        amend or waive any provision of the Corporation’s Certificate of Incorporation or Bylaws, or the certificate of incorporation or bylaws of any subsidiary of the Corporation;

(v)        declare or pay any dividends on any class of capital stock or distribute cash or property to holders of capital stock of the Corporation other than (i) dividends payable in Common Stock for which appropriate adjustment is made hereunder, (ii) dividends to the holders of the Senior Stock as provided in Paragraph II, Section 1(a) of this Article Fourth, (iii) payments to Duke pursuant to the last paragraph of Section 3.01 of the Duke License Agreement, or (iv) dividends to the holders of the Senior Series C Stock as provided in Paragraph II, Section 1(a) of this Article Fourth;

(vi)        grant an exclusive license in or to all or substantially all of the Corporation’s material intellectual property;

(vii)        pledge any of the Corporation’s assets with a value in excess of $250,000 (other than in connection with any capital lease transaction or other financing transaction that has been approved by the holders of at least sixty percent (60%) of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis);

(viii)        enter into or negotiate any agreement relating to the exclusive distribution of the Corporation’s products (including products under development) or products (including products under development) licensed by the Corporation;

(ix)        enter into any agreement or arrangement for the sale of any portion of the Corporation’s assets or business in excess of $250,000 in the aggregate, except for non-exclusive license or collaboration agreements entered into in the ordinary course of business;

(x)        increase or decrease the authorized size of the Corporation’s Board of Directors;

(xi)        select or change the Corporation’s or any subsidiary’s auditors or make any change in any accounting principle followed by the Corporation or any subsidiary as of the date of the filing of this Certificate, except as required by United States generally accepted accounting principles;

(xii)        make, or cause any subsidiary to make, any capital expenditures not included in the Corporation’s annual budget in excess of $250,000;

(xiii)        incur any indebtedness for borrowed money in excess of $250,000 in the aggregate or guarantee any such indebtedness of another person;

(xiv)        acquire, or cause any subsidiary to acquire, the stock or assets of any other entity for consideration in excess of $500,000;

(xv)        purchase, or cause any subsidiary to purchase, equity or debt securities issued by any other entity;

(xvi)        redeem, repurchase or acquire, or authorize the redemption, repurchase or acquisition of any security of the Corporation; provided that the Corporation may redeem shares of Preferred Stock as provided in Paragraph II, Section 3 of this Article Fourth above, and; provided further, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment;

(xvii)        establish or invest in any subsidiary or enter into or cause or any subsidiary to enter into any business unrelated to the business of the Corporation specified in a business plan approved by the Corporation’s Board of Directors;

(xviii)        enter into, or cause any subsidiary to enter into, any material transaction, agreement or arrangement with any officer, director or stockholder of the Corporation or any affiliate of any of them; except for (A) repurchase rights regarding the Corporation’s capital stock in effect as of the first date on which a share of Series B Preferred Stock was issued, (B) arrangements on terms no less favorable to the Corporation as could have been entered into with a non-affiliated party or (C) the issuance or sale of Common Stock or grant of Stock Purchase Rights to officers or directors of the Corporation pursuant to the Incentive Plan;

(xix)        increase or authorize any increase in the number of shares of Common Stock reserved for issuance or sale under the Incentive Plan or increase or decrease the exercise price or repurchase price of any Stock Purchase Rights issued pursuant to the Incentive Plan;

(xx)        increase or decrease the authorized shares of the Corporation’s capital stock or any outstanding class or series of the Corporation’s capital stock; or

(xxi)        authorize or resolve or enter into any agreement or other arrangement or plan to take any of the foregoing actions.

(b)         So long as at least twenty five percent (25%) of the originally issued shares of Series C Preferred Stock remain outstanding (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like), the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting together as a single class on an as-converted to Common Stock basis (through merger, consolidation, recapitalization, reorganization, reclassification, amendment or otherwise):

(i)        amend, alter, repeal or waive any provision of the Corporation’s Certificate of Incorporation or the Bylaws of the Corporation in a manner which adversely impacts the preferences, special rights or other powers or privileges of the Series C Preferred Stock in a manner different from any other series of Preferred Stock (provided that, the creation of a series of Preferred Stock with rights, privileges or preferences that rank senior to the Series C Preferred Stock shall not be deemed to impact the Series C Preferred Stock in a manner different from other series of Preferred Stock);

(ii)        increase or decrease the authorized number of shares of Series C Preferred Stock; or

(iii)        amend, waive or alter Paragraph II, subsection 2(b) of this Article Fourth or this subsection 6(b).

(c)         So long as at least twenty five percent (25%) of the originally issued shares of Series B Preferred Stock remain outstanding (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like), the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-five percent (65%) of the then outstanding shares of Series B Preferred Stock, voting together as a class (through merger, consolidation, recapitalization, reorganization, reclassification, amendment or otherwise):

(i)        amend, alter, repeal or waive any provision of the Corporation’s Certificate of Incorporation or the Bylaws of the Corporation in a manner which adversely impacts the preferences, special rights or other powers or privileges of the Series B Preferred Stock in a manner different from any other series of Preferred Stock (provided that, the creation of a series of Preferred Stock with rights, privileges or preferences that rank senior to the

Series B Preferred Stock shall not be deemed to impact the Series B Preferred Stock in a manner different from other series of Preferred Stock);

(ii)        increase or decrease the authorized number of shares of Series B Preferred Stock; or

(iii)        amend, waive or alter Paragraph II, subsection 2(b) of this Article Fourth or this subsection 6(c).

(d)         So long as at least five hundred thousand (500,000) shares of Series AA Preferred Stock remain outstanding (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like), the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-five percent (65%) of the then outstanding shares of Series AA Preferred Stock, voting together as a class, whether by merger, consolidation, recapitalization, reorganization, reclassification, amendment or otherwise:

(i)        amend, alter, repeal or waive any provision of the Corporation’s Certificate of Incorporation or the Bylaws of the Corporation in a manner which adversely impacts the preferences, special rights or other powers or privileges of the Series AA Preferred Stock in a manner different from any other series of Preferred Stock (provided that, the creation of a series of Preferred Stock with rights, privileges or preferences that rank senior to the Series AA Preferred Stock shall not be deemed to impact the Series AA Preferred Stock in a manner different from other series of Preferred Stock);

(ii)        increase or decrease the authorized number of shares of Series AA Preferred Stock; or

(iii)        amend, waive or alter this subsection 6(d).

(e)         So long as any shares of Series 2 Preferred Stock are outstanding (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like), the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series 2 Preferred Stock, voting together as a class, whether by merger, consolidation, recapitalization, reorganization, reclassification, amendment or otherwise, alter or change the rights, preferences or privileges of the shares of Series 2 Preferred Stock so as to affect adversely the shares of the Series 2 Preferred Stock in a manner different from any other series of Preferred Stock (provided that, the creation of a series of Preferred Stock with rights, privileges or preferences that rank senior to the Series 2 Preferred Stock shall not be deemed to impact the Series 2 Preferred Stock in a manner different from other series of Preferred Stock).

(f)        So long as any shares of Series 1 Preferred Stock are outstanding (as appropriately adjusted to reflect stock dividends, stock splits, combinations,

recapitalizations and the like), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series 1 Preferred Stock, voting together as a class, whether by merger, consolidation, recapitalization reorganization, reclassification, amendment or otherwise:

(i)        amend, alter, repeal or waive any provision of the Corporation’s Certificate of Incorporation or the Bylaws of the Corporation in a manner that adversely impacts the shares of the Series 1 Preferred Stock in a manner different from any other series of Preferred Stock (provided that, the creation of a series of Preferred Stock with rights, privileges or preferences that rank senior to the Series 1 Preferred Stock shall not be deemed to impact the Series 1 Preferred Stock in a manner different from other series of Preferred Stock);

(ii)        increase or decrease the authorized number of shares of Series 1 Preferred Stock; or

(iii)        amend, waive or alter this subsection 6(f).

7.         Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation.

III.         Rights of Common Stock. Except as otherwise provided herein, the rights granted to the Common Stock are as set forth below:

1.         General. Except as required by law or as provided in this Certificate, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. The dividend, voting and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein, and as may be designated by resolution of the Board and the Corporation with respect to any series of Preferred Stock as authorized herein.

2.         Dividends. Subject to the provisions of this Certificate, including but not limited to subsection II.1(a) of this Article Fourth, the holders of the Common Stock shall be entitled to receive, out of any assets legally available therefor, dividends on each share of Common Stock (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to such shares) when, as and if declared by the Board of Directors.

3.         Liquidation. Upon a Liquidation Event, the assets of the Corporation shall be distributed as provided in section II.2(a) of this Article Fourth.

4.         Redemption. The Common Stock is not redeemable.

5.        Voting. In addition to the voting rights for the election of directors set forth in subsection II.5(b) of this Article Fourth, the holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders meeting in accordance with the Certificate of Incorporation and Bylaws of the Corporation.

FIFTH	The Corporation is to have perpetual existence.

SIXTH	Unless and except that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

SEVENTH

The Corporation shall indemnify each of the Corporation’s directors and officers in each and every situation where, under Section 145 of the DGCL, as amended from time to time (“Section 145”), the Corporation is permitted or empowered to make such indemnification. Further, and without limitation of the foregoing, the Corporation shall have the power to indemnify (and provide advancement of expenses to) any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law and in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law and in furtherance hereof, the Board of Directors is expressly authorized to adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification and advancement. The Corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.

No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or, (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended DGCL. For purposes of this Article Seventh, “fiduciary duty as a director” shall include any fiduciary duty arising out of serving at the Corporation’s request as a director of another corporation, partnership, joint venture or other enterprise, and “personal liability to the Corporation or its stockholders” shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer partner, beneficiary, creditor or investor of or in any such other corporation partnership, joint venture, trust or other enterprise.

Neither any amendment nor repeal of this Article Seventh, nor the adoption of any provision of this Fifth Amended and Restated Certificate of Incorporation inconsistent with this Article Seventh, shall eliminate or reduce the effect of this Article Seven in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Seven, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

EIGHTH

Except as expressly set forth to the contrary herein, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Fifth Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Fifth Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

NINTH

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

As permitted by Section 242(b)(2) of the DGCL, the number of authorized shares of Common Stock of the Corporation may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote or written consent of a majority of the voting power of the stock of the Corporation entitled to vote on an as converted to Common stock basis, voting together as a single class, without the approval of the holders of the Common Stock voting as a separate class.

TENTH

Pursuant to Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation or any of its Subsidiaries in, or in being offered an opportunity to participate in, any and all business opportunities that are presented to the holders of Preferred Stock or their affiliates (including, without limitation, any representative or affiliate of such holders of Preferred Stock serving on the Board of Directors or the board of directors or other governing body of any subsidiary of the Corporation (a “Governing Board”) (collectively, the “Series Parties”). Without limiting the foregoing renunciation, the Corporation on behalf of itself and its subsidiaries (i) acknowledges that the Series Parties are in the business of making investments in, and have or may have investments in, other businesses similar to and that may compete with the businesses of the Corporation and its subsidiaries (“Competing Businesses”) and (ii) agrees that the Series Parties shall have the unfettered right to make investments in or have relationships with other Competing Businesses independent of their investments in the Corporation. By virtue of a Series Party holding capital stock of the Corporation or by having persons designated by or affiliated with such Series Party serving on or observing at meetings of any Governing Board or otherwise, no Series Party shall have any obligation to the Corporation, any of its subsidiaries or any other holder of capital stock or securities of the Corporation to refrain from competing with the Corporation and any of its subsidiaries, making investments in or having relationships with Competing Businesses, or otherwise engaging in any commercial activity and none of the Corporation, any of its subsidiaries or any other holder of capital stock or securities of the Corporation shall have any right with respect to any investment or activities undertaken by such Series Party. Without limitation of the foregoing, each Series Party may engage in or possess any interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Corporation or any of its subsidiaries, and none of the Corporation, any of its subsidiaries or any other holder of capital stock or securities of the Corporation shall have any rights or expectancy by virtue of such Series Parties’ relationships with the Corporation, or otherwise in and to such independent ventures or the income or profits derived therefrom; and the pursuit of any such ventures, even if such investment is in a Competing Business, shall not for any purpose be deemed wrongful or improper. No Series Party shall be obligated to present any particular investment opportunity to the Corporation or its subsidiaries even if such opportunity is of a character that, if presented to the Corporation or such subsidiary, could be taken by the Corporation or such Subsidiary, and each Series Party shall continue to have the right for its own respective account or to recommend to others any such particular investment opportunity. The provisions of this Article Tenth in no way limit any applicable duties of the Series Parties with respect to the protection of any proprietary information of the Corporation and any of its subsidiaries, including any applicable duty to not disclose or use such proprietary information improperly and except as expressly set forth herein with respect to business opportunities in no way limit any fiduciary or other duty of any Series Party. Nothing contained in this Article Tenth shall in any way expand any fiduciary or other duty of any Series Party beyond such duties as may be imposed under the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Chief Executive Officer of PhaseBio Pharmaceuticals, Inc. hereby acknowledges that the foregoing Fifth Amended and Restated Certificate of Incorporation is his act and deed and that the facts stated herein are true.

Dated: February 26, 2015

/s/ Jonathan Mow
Jonathan Mow
Chief Executive Office

CERTIFICATE OF AMENDMENT

TO THE FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

PHASEBIO PHARMACEUTICALS, INC.

Pursuant to Section 242 of the

Delaware General Corporation Law

PhaseBio Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

1.        The Fifth Amended and Restated Certificate of Incorporation of the Corporation (the “Existing Certificate”) was filed with the Secretary of State of Delaware on February 26, 2015.

2.        Article FOURTH, Paragraph I of the Existing Certificate is hereby amended and restated in its entirety as follows:

“I.        Authorized Capital. The aggregate number of shares which the Corporation shall have authority to issue is Two Hundred Sixty Million Four Hundred Twenty-Four Thousand Three Hundred Five (260,424,305) shares, consisting of One Hundred Thirty-Nine Million Forty-Four Thousand Seven Hundred Sixty-Six (139,044,766) shares of Common Stock, par value $0.001 (the “Common Stock”), and One Hundred Twenty-One Million Three Hundred Seventy-Nine Thousand Five Hundred Thirty-Nine (121,379,539) shares of Preferred Stock, par value $0.001, of which One Million Four Hundred Sixty-Three Thousand Two Hundred Seventy-Three (1,463,273) shares shall be designated as Series 1 Preferred Stock (the “Series 1 Preferred Stock”), One (1) share shall be designated as Series 2 Preferred Stock (the “Series 2 Preferred Stock”), Six Million Three Hundred Sixty-Six Thousand Six Hundred Sixty-Three (6,366,663) shares shall be designated as Series AA Preferred Stock (the “Series AA Preferred Stock”), Seventy Million Six Hundred Nine Thousand Four Hundred Ninety-Five (70,609,495) shares shall be designated as Series B Preferred Stock (the “Series B Preferred Stock”), Twenty-Four Million Fifty-Four Thousand Nine Hundred Seventy-Nine (24,054,979) shares shall be designated as Series C-1 Preferred Stock (the “Series C-1 Preferred Stock”), Ten Million One Hundred Thirty-Five Thousand One Hundred Thirty-Two (10,135,132) shares shall be designated as Series C-2 Preferred Stock (the “Series C-2 Preferred Stock”), and Eight Million Seven Hundred Forty-Nine Thousand Nine Hundred Ninety-Six (8,749,996) shares shall be designated as Series C-3 Preferred Stock (the “Series C-3 Preferred Stock”, and together with the Series C-1 Preferred Stock and the Series C-2 Preferred Stock, the “Series C Preferred Stock”, and together with the Series B Preferred Stock, the Series AA Preferred Stock, the Series 1 Preferred Stock and the Series 2 Preferred Stock, the “Preferred Stock”). Subject to Paragraph II, Section 5(a) of this Article Fourth, the Preferred Stock not otherwise designated as Series 1 Preferred Stock, Series 2 Preferred Stock, Series AA Preferred Stock, Series B Preferred Stock or Series C Preferred Stock may be issued from time to time in one or more classes or series. Subject to Paragraph II, Section 5(a) of this Article Fourth, the Board of Directors of the Corporation (the “Board”)

shall have authority to the fullest extent permitted under the DGCL to adopt by resolution from time to time one or more Certificates of Designation providing for the designation of one or more classes or series of Preferred Stock and the voting powers, whether full or limited or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights and qualifications, limitations or restrictions thereof, and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the DGCL and this Certificate, as the same may be amended from time to time.”

3.        This Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) has been approved in accordance with Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

(signatures follow)

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer as of July 14, 2015.

PhaseBio Pharmaceuticals, Inc.

By:	/s/ Jonathan Mow
Name: Jonathan Mow
Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO THE FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

PHASEBIO PHARMACEUTICALS, INC.

Pursuant to Section 242 of the

Delaware General Corporation Law

   PhaseBio Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

4.        The Fifth Amended and Restated Certificate of Incorporation of the Corporation (the “Existing Certificate”) was filed with the Secretary of State of Delaware on February 26, 2015 and was amended by the Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of Delaware on July 14, 2015.

5.        Article FOURTH, Paragraph I of the Existing Certificate is hereby amended and restated in its entirety as follows:

“I.        Authorized Capital. The aggregate number of shares which the Corporation shall have authority to issue is Three Hundred Twelve Million Four Hundred Twenty-Four Thousand Three Hundred Five (312,424,305) shares, consisting of One Hundred Sixty-Five Million Forty-Four Thousand Seven Hundred Sixty-Six (165,044,766) shares of Common Stock, par value $0.001 (the “Common Stock”), and One Hundred Forty-Seven Million Three Hundred Seventy-Nine Thousand Five Hundred Thirty-Nine (147,379,539) shares of Preferred Stock, par value $0.001, of which One Million Four Hundred Sixty-Three Thousand Two Hundred Seventy-Three (1,463,273) shares shall be designated as Series 1 Preferred Stock (the “Series 1 Preferred Stock”), One (1) share shall be designated as Series 2 Preferred Stock (the “Series 2 Preferred Stock”), Six Million Three Hundred Sixty-Six Thousand Six Hundred Sixty-Three (6,366,663) shares shall be designated as Series AA Preferred Stock (the “Series AA Preferred Stock”), Seventy Million Six Hundred Nine Thousand Four Hundred Ninety-Five (70,609,495) shares shall be designated as Series B Preferred Stock (the “Series B Preferred Stock”), Fifty Million Fifty-Four Thousand Nine Hundred Seventy-Nine (50,054,979) shares shall be designated as Series C-1 Preferred Stock (the “Series C-1 Preferred Stock”), Ten Million One Hundred Thirty-Five Thousand One Hundred Thirty-Two (10,135,132) shares shall be designated as Series C-2 Preferred Stock (the “Series C-2 Preferred Stock”), and Eight Million Seven Hundred Forty-Nine Thousand Nine Hundred Ninety-Six (8,749,996) shares shall be designated as Series C-3 Preferred Stock (the “Series C-3 Preferred Stock”, and together with the Series C-1 Preferred Stock and the Series C-2 Preferred Stock, the “Series C Preferred Stock”, and together with the Series B Preferred Stock, the Series AA Preferred Stock, the Series 1 Preferred Stock and the Series 2 Preferred Stock, the “Preferred Stock”). Subject to Paragraph II, Section 5(a) of this Article Fourth, the Preferred Stock not otherwise designated as Series 1 Preferred Stock, Series 2 Preferred Stock, Series AA Preferred Stock, Series B Preferred Stock or Series C Preferred Stock

may be issued from time to time in one or more classes or series. Subject to Paragraph II, Section 5(a) of this Article Fourth, the Board of Directors of the Corporation (the “Board”) shall have authority to the fullest extent permitted under the DGCL to adopt by resolution from time to time one or more Certificates of Designation providing for the designation of one or more classes or series of Preferred Stock and the voting powers, whether full or limited or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights and qualifications, limitations or restrictions thereof, and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the DGCL and this Certificate, as the same may be amended from time to time.”

6.        This Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) has been approved in accordance with Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer as of January 17, 2017.

PhaseBio Pharmaceuticals, Inc.

By:	/s/ Jonathan Mow
Name: Jonathan Mow
Title: Chief Executive Officer